UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2003

Beyond.com Corporation

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-24457 (Commission File Number)	94-3212136 (I.R.S. employer identification No.)

2700 Mission College Blvd., Ste. 140-R,
Santa Clara, California 95054
(Address of principal executive offices)

(408) 727-8446
(Registrant’s telephone number, including area code)

Item 5. Other Events.

     On January 19, 2003, Beyond.com Corporation, a Delaware corporation (the “Company”) filed the Summary of Financial Status for the month ended December 31, 2002 with the U.S. Bankruptcy Court for the Northern District of California, San Jose Division, in connection with the voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code that was filed by the Company on January 24, 2002.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits.

99.1 Summary of Financial Status for the Month Ended December 31, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEYOND.COM CORPORATION

By:	/s/ John Barratt

John Barratt Chief Operating Officer

Dated:  February 3, 2003

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Summary of Financial Status for the Month Ended December 31, 2002